UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2015

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

119 West 24th Street, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Registrant’s telephone number, including area code)

500 7th Ave., 17th Floor, New York, New York 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On September 30, the Board of Directors (the “Board”) of PeerLogix, Inc. (the “Company”) appointed Charles Gonsher, age 29, as the Company’s Chief Accounting Officer.

From 2013 to August 2015, Mr. Gonsher served as Group Finance Manager at Google Ventures, where he managed a team of analysts in geocommerce financial operations activity for the purposes of seed, growth and venture funding on behalf of Google’s investments in technology startups across the United States and internationally. From 2011 to 2013, he was a financial advisor at Waddell & Reed, and from 2009 to 2011 was an enrolled agent at 20/20 Financial Consulting, Inc. Mr. Gonsher holds a BS in Accounting and Finance from University of Colorado at Boulder. The Company plans to enter into an employment agreement with Mr. Gonsher, which will be filed as an exhibit following its execution, pursuant to which he will receive an annual salary of $90,000, subject to increase upon approval by the Company’s CEO and COO, and will be granted an option to purchase 240,000 shares of the Company’s common stock, which options will vest over three years. Mr. Gonsher will also be eligible to receive an annual cash bonus at the discretion of the Board.

A copy of the press release announcing Mr. Gonsher’s appointment as Chief Accounting Officer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of PeerLogix, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLOGIX, INC.

Date: October 8, 2015	By:	/s/ William Gorfein
Name: William Gorfein Title: Chief Executive Officer

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